NORTHFIELD BANCORP, INC, AND SUBSIDIARY
       CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION



                                                                 9/30/00        12/31/99
                                                                 -------        ---------
                                                                 (Unaudited)    (Audited)
Cash on Hand                                                        $176,186       $620,282
Interest Bearing Deposits                                            905,125      1,038,521
Mortgage Backed  Securities available for sale                     2,166,686      2,551,277
Mortgage Backed  Securities held to maturity                         494,572        524,188
Investment Securities available for sale                           4,828,280      4,873,550
Loans, net                                                        45,034,490     42,856,212
FHLB Stock                                                           535,000        445,000
Premises and equipment                                                74,829         97,153
Deferred Income Taxes                                                328,656        286,708
Other Assets                                                         424,375        287,184
                                                                 -----------    -----------
  Total Assets                                                   $54,968,199    $53,580,075
                                                                 ===========    ===========

Deposit accounts                                                  36,522,674     36,602,858
FHLB Advances & Other Borrowings                                  10,100,000      8,900,000
Advance Payments from Borrowers                                      637,415        553,961
Accrued Expenses & OL                                                555,717        450,614
                                                                 -----------    -----------
  Total Liabilities                                               47,815,806     46,507,433

Total Equity                                                       7,152,393      7,072,642
                                                                 -----------    -----------
  Total Liabilities & Equity                                     $54,968,199    $53,580,075
                                                                 ===========    ===========

                          NORTHFIELD BANCORP, INC
                   Consolidated Statements of Operations
                                (Unaudited)

                                                                                   For Nine Months Ended
                                                                                   9/30/00        9/30/99
                                                                                   -------        -------

Interest & Fees on Loans                                                          $2,455,014     $2,203,592
Interest On Investments                                                              334,874        231,923
Interest on Mortgage Backed Securities                                               130,713        107,520
                                                                                  ----------     ----------
  Total Interest Income                                                            2,920,601      2,543,035

Interest on Deposits                                                               1,337,084      1,267,921
Interest on Borrowed Money                                                           435,151        124,289
                                                                                  ----------     ----------
  Total Interest Expense                                                           1,772,235      1,392,210

Net Interst Income                                                                 1,148,366      1,150,825

Provision for Loan Losses                                                                  0              0

Net Interest Income after Provision                                                1,148,366      1,150,825

Fees on Loans                                                                          8,991          7,530
Fees on Deposits                                                                      10,985         11,520
Other Noninterest Income                                                               4,825          4,206
                                                                                  ----------     ----------
  Total Noninterest Income                                                            24,801         23,256

Compensation & Benefits                                                              438,898        303,009
Occupancy                                                                             87,807         87,091
Deposit Insurance                                                                      6,119         16,848
Service Bureau Expense                                                                54,416         51,383
Furniture, fixtures & equipment expense                                               19,690         18,584
Advertising                                                                           22,073         22,836
Merger Related Expenses                                                               80,654              0
Professional Fees                                                                    133,231         59,365
Other                                                                                143,551        111,420
                                                                                  ----------     ----------
  Total noninterest expense                                                          986,439        670,536

Income before tax provision and cumulative
  effect of accounting change                                                        186,728        503,545
Provision for Income tax                                                             105,140        201,646
                                                                                  ----------     ----------
Income Before Cumulative effect of accounting change, net of tax                      81,588        301,899

Cumulative effect of accounting change, net of tax                                         0          8,980
                                                                                  ----------     ----------
Net Income                                                                        $   81,588     $  310,879
                                                                                  ==========     ==========

Diluted Earnings per share                                                            $ 0.18         $ 0.71

Weighted Average Shares                                                              443,823        440,583

                      NORTHFIELD BANCORP, INC.
                           AND SUBSIDIARY
                Consolidated Statement of Cash Flows
                             (Unaudited)

                                                                             For Nine Months Ended
                                                                             ---------------------
                                                                                 September 30,
                                                                                 -------------
                                                                               2000            1999
                                                                               ----            ----
Operating Activities
--------------------
  Net Income                                                                 $ 81,588       $ 310,879
  Adjustments to Reconcile Net Income to
  Net Cash Provided by Operating Activities
  -----------------------------------------
    Net amortization of premiums and accretion of
     discounts on certificates of deposit                                          71              65
    Gain on sale of securities available for sale                                   -         (14,936)
    Net amortization of premiums and accretion of
     discounts on mortgage-backed and
     investment securities                                                      6,500          14,508
    Amortization of premiums on mortgage loans purchased                          473             439
    Loan fees deferred                                                         29,973          41,091
    Amortization of deferred loan fees                                        (22,061)        (44,160)
    Non-cash compensation under stock-based benefit plan                       34,798          23,044
    Provision for depreciation                                                 26,471          33,625
    Change in deferred income taxes                                           (17,383)         29,901
    Increase in prepaid expenses and other assets                            (137,191)       (125,561)
    Decrease in accrued interest payable                                        6,655          (6,151)
    Increase in other liabilities                                             105,103          43,638
                                                                         ------------     -----------
      Net cash provided by operating activities                               114,997         306,382

Cash Flows From Investing Activities
------------------------------------
    Proceeds from maturing certificates of deposit                             99,000         646,000
    Purchases of certificates of deposit                                      (96,000)       (190,000)
    Purchase of securities available for sale                                       -      (3,842,031)
    Proceeds from sale of martgage-backed securities
      available for sale                                                            -       1,048,335
    Purchase of mortgage-backed security held to maturity                           -        (539,642)
    Purchase of mortgage-backed security available
      for sale                                                                      -      (2,371,480)
    Principal collected on mortgage-backed securities                         427,769         719,272
    Purchase of loans                                                               -        (877,919)
    Longer term loans originated                                           (4,400,842)    (11,245,760)
    Principal collected on longer-term loans                                2,241,811       6,658,871
    Net (increase) in short term loans                                        (27,632)        (44,113)
    Purchases of premises & equipment                                          (4,147)         (9,241)
    Purchase of Federal Home Loan Bank of Atlanta Stock                       (90,000)        (58,600)
                                                                         ------------     -----------
                                                                           (1,850,041)    (10,106,308)

                      NORTHFIELD BANCORP, INC.
                           AND SUBSIDIARY
                Consolidated Statement of Cash Flows
                             (Unaudited)

                                                                             For Nine Months Ended
                                                                             ---------------------
                                                                                 September 30,
                                                                                 -------------
                                                                               2000            1999
                                                                               ----            ----
Cash Flows From Financing Activities
------------------------------------
    Net (decrease) in demand deposits, money market,
     passbook accounts and advance payments by borrowers
     for taxes and insurance                                              $(1,210,013)     $ (287,727)
    Net increase in certificates of deposits                                1,206,628       1,051,045
    Net Increase in Federal Home Loan Bank advances                         1,200,000       6,250,000
    Conversion costs paid subsequent to stock issuance                              -         (66,035)
    Dividend Payment                                                          (44,321)        (43,960)
                                                                          -----------      ----------
      Net cash provided by financing activities                             1,152,294       6,903,323


Increase (decrease) in cash and cash equivalents                             (582,750)     (2,896,603)
Cash and Cash equivalents at beginning of period                            1,279,953       4,062,056
                                                                          -----------      ----------
Cash and Cash equivalents at end of period                                    697,203       1,165,453

Reconciliation of cash and cash equivalents:
    Cash                                                                    $ 176,186       $ 655,428
    Interest bearing accounts in other banks                                  905,125         986,453
                                                                          -----------      ----------
                                                                            1,081,311       1,641,881

      Less: - Certificates of deposit maturing in
                 90 days or more included in interest
                 bearing accounts in other banks                             (384,108)       (476,428)
                                                                          -----------      ----------
Cash and Cash equivalents                                                   $ 697,203     $ 1,165,453

Supplemental disclosures of cash flows information:
    Cash paid during year for:                                            $ 1,753,355     $ 1,351,685
        Interest                                                            $ 236,110       $ 215,500
        Income taxes

                        INDEPENDENT AUDITOR'S REPORT
                        ----------------------------


To the Stockholders and Board of Directors
Northfield Bancorp, Inc.
Baltimore, Maryland

        We have audited the consolidated statements of financial condition of Northfield Bancorp, Inc. and Subsidiary as of December 31, 1999 and 1998, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the two years in the two year period ended December 31, 1999. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

        We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Northfield Bancorp, Inc. and Subsidiary as of December 31, 1999 and 1998, and the consolidated results of its operations and cash flows for each of the two years in the two year period ended December 31, 1999 in conformity with generally accepted accounting principles.

        As described in Note 1 to the consolidated financial statements, the Company adopted the Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" as of January 1, 1999.




/s/ Anderson Associates, LLP

March 3, 2000
Baltimore, Maryland

                            NORTHFIELD BANCORP, INC.
                            ------------------------
                                 AND SUBSIDIARY
                                 --------------
                               Baltimore, Maryland
                               -------------------

                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                 ----------------------------------------------

                                                                                                December 31,
                                                                                                ------------
                                                                                         1999                1998
                                                                                         ----                ----
       Assets
       ------

Cash                                                                                  $   620,282          $166,446
Interest bearing deposits in other banks                                                1,038,521         4,833,876
Investments available for sale (Note 2)                                                 4,873,550                 -
Investments held to maturity (Note 2)                                                        -              799,256
Mortgage backed securities available for sale (Note 3)                                  2,551,277                 -
Mortgage backed securities held to maturity (Note 4)                                      524,188         2,122,590
Loans receivable, net (Note 5)                                                         42,856,212        35,701,656
Accrued interest receivable - loans                                                       171,294           163,989
                            - investments                                                  65,508            19,016
                            - mortgage backed securities                                   16,086            13,569
Premises and equipment, at cost, less accumulated
 depreciation (Note 6)                                                                     97,153           128,325
Federal Home Loan Bank of Atlanta stock at cost (Note 7)                                  445,000           272,900
Deferred income taxes (Note 13)                                                           286,708            57,526
Prepaid and refundable income taxes (Note 13)                                                 410                 -
Prepaid expenses and other assets                                                          33,886            30,963
                                                                                      -----------       -----------

Total assets                                                                          $53,580,075       $44,310,112
                                                                                      ===========       ===========
       Liabilities and Stockholders' Equity
       ------------------------------------
Liabilities
-----------
   Deposit accounts (Note 8)                                                          $36,602,858       $36,434,786
   Borrowings (Note 9)                                                                  8,900,000                 -
   Advance payments by borrowers for expenses                                             553,961           462,726
   Income taxes payable (Note 13)                                                          11,237            18,449
   Other liabilities                                                                      439,377           266,230
                                                                                      -----------       -----------
Total liabilities                                                                      46,507,433        37,182,191

Commitments and contingencies - Notes 5, 6, 9, 10, 11 and 12

Stockholders' Equity (Notes 11 and 12)
--------------------
   Serial Preferred stock $.01 par value; authorized 2,000,000 shares; none issued or outstanding
   Common stock $.01 par value; authorized 8,000,000 shares;
     issued and outstanding 475,442 shares in 1999 and1998                                  4,754             4,754
   Additional paid-in capital                                                           4,351,177         4,415,682
   Retained earnings (substantially restricted)                                         3,491,960         3,200,542
                                                                                      -----------       -----------
                                                                                        7,847,891         7,620,978
   Accumulated other comprehensive income                                                (318,280)                -
   Stock held by Rabbi Trust                                                             (134,650)         (134,650)
   Employee Stock Ownership Plan                                                         (322,319)         (358,407)
                                                                                      -----------       -----------
Total stockholders' equity                                                              7,072,642         7,127,921
                                                                                      -----------       -----------

Total liabilities and stockholders' equity                                            $53,580,075       $44,310,112
                                                                                      ===========       ===========

The accompanying notes to consolidated financial statements are an integral part of these statements.

                            NORTHFIELD BANCORP, INC.
                            ------------------------
                                 AND SUBSIDIARY
                                 --------------
                               Baltimore, Maryland
                               -------------------

                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      -------------------------------------


                                                                                                Years Ended
                                                                                                December 31,
                                                                                                ------------
                                                                                         1999                    1998
                                                                                         ----                    ----
Income
------
   Interest and fees on loans (Note 5)                                                 $2,978,697            $2,566,734
   Interest on investments                                                                338,930               267,728
   Interest on mortgage backed securities                                                 154,003               149,753
                                                                                       ----------            ----------
Total interest income                                                                   3,471,630             2,984,215

Interest Expense
----------------
   Interest on deposits (Note 8)                                                        1,699,241             1,748,825
   Interest on long-term borrowings                                                       111,775                     -
   Interest on short-term borrowings                                                      124,025                 1,782
                                                                                       ----------            ----------
Total interest expense                                                                  1,935,041             1,750,607
                                                                                       ----------            ----------

Net interest income                                                                     1,536,589             1,233,608
Provision for losses on loans (Note 5)                                                          -                     -
                                                                                       ----------            ----------
Net interest income after provision for losses on loans                                 1,536,589             1,233,608

Non-Interest Income
-------------------
   Fees on loans                                                                            8,006                 7,803
   Fees on deposits                                                                        14,554                12,201
   All other income                                                                         6,904                10,613
                                                                                       ----------            ----------
Net non-interest income                                                                    29,464                30,617

Non-Interest Expenses
---------------------
   Compensation and related expenses                                                      481,669               352,880
   Occupancy                                                                              116,326                87,531
   Deposit insurance                                                                       22,639                20,485
   Service bureau expense                                                                  69,392                57,118
   Furniture, fixtures and equipment expense                                               26,468                22,688
   Advertising                                                                             29,479                26,383
   Professional fees                                                                       73,826                64,021
   Other                                                                                  141,458               130,096
                                                                                       ----------            ----------
Total non-interest expenses                                                               961,257               761,202
                                                                                       ----------            ----------

Income before tax provision and cumulative effect
 of accounting change                                                                     604,796               503,023
Provision for income tax (Note 13)                                                        234,439               196,238
                                                                                       ----------            ----------

Income before cumulative effect of accounting change                                      370,357               306,785
Cumulative effect of accounting change, net of tax (Note 1)                                 8,980                     -
                                                                                       ----------            ----------
Net income                                                                             $  379,337            $  306,785
                                                                                       ==========            ==========
Basic earnings per share (Note 1)                                                      $      .89            $    N/A
                                                                                       ==========            ==========
Diluted earnings per share (Note 1)                                                    $      .86            $    N/A
                                                                                       ==========            ==========

The accompanying notes to consolidated financial statements are an integral part of these statements.

                            NORTHFIELD BANCORP, INC.
                            ------------------------
                               Baltimore, Maryland
                               -------------------

                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                 -----------------------------------------------
             FOR YEARS ENDED DECEMBER 31, 1999 AND DECEMBER 31, 1998
             -------------------------------------------------------


                                                                                   Accumulated             Employee
                                                           Additional                  Other   Stock Held    Stock       Total
                                               Common       Paid-In    Retained  Comprehensive  by Rabbi   Ownership  Stockholders'
                                                Stock       Capital    Earnings     Income        Trust      Plan        Equity
                                              ---------   ----------- ----------  -----------  ----------- ---------   ------------

Balance - December 31, 1997                   $    -      $      -      $2,893,757  $    -      $    -      $   -       $2,893,757

Issuance of common stock                          4,754     4,415,290         -          -           -          -        4,420,044
Stock purchased by Employee
 Stock Ownership Plan                              -             -            -          -           -      (380,350)     (380,350)

Stock held by Rabbi Trust                          -             -            -          -       (134,650)      -         (134,650)

Compensation under Stock-
 Based Benefit Plan                                -              392         -          -           -        21,943        22,335
Net income                                         -             -         306,785       -           -          -          306,785
                                              ---------   -----------   ----------  ---------   ---------  ---------    ----------
Balance - December 31, 1998                       4,754     4,415,682    3,200,542       -       (134,650)  (358,407)    7,127,921

Comprehensive Income
   Net income                                                              379,337
   Cumulative effect of change in accounting
     principle, net of taxes of $513 (Note 1)                                            (815)
   Unrealized holding losses on
     available for sale securities net
     of taxes of $201,075                                                            (317,465)
Total comprehensive income                                                                                                  61,057
Conversion costs paid subsequent
   to stock issuance                                          (66,035)                                                     (66,035)
Compensation under Stock-Based
   Benefit Plan, net of taxes of $1,062                         1,530                                         36,088        37,618
Dividends declared ($.20 per share)                                        (87,919)                                        (87,919)
                                              ---------   -----------   ----------  ---------   ---------  ---------    ----------
Balance - December 31, 1999                   $   4,754   $ 4,351,177   $3,491,960  $(318,280)  $(134,650) $(322,319)   $7,072,642
                                              =========   ===========   ==========  =========   =========  =========    ==========


The accompanying notes to consolidated financial statements are an integral part of these statements.

                           NORTHFIELD BANCORP, INC.
                           ------------------------
                                 AND SUBSIDIARY
                                 --------------
                              Baltimore, Maryland
                              -------------------

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                     -------------------------------------



                                                                    Years Ended December 31,
                                                                  ----------------------------
                                                                      1999           1998
                                                                      ----           ----
Operating Activities
--------------------
  Net income                                                      $    379,337   $    306,785
  Adjustments to Reconcile Net Income to
   Net Cash Provided by Operating Activities
   -----------------------------------------
    Net amortization of premiums and accretion of
    discounts on certificates of deposit                                    88          3,172
    Gain on sale of mortgage backed securities trading                 (14,933)             -
    Proceeds from sale of mortgage backed securities trading         1,048,335              -
    Net amortization of premiums and accretion of
    discounts on mortgage backed and investment securities              16,853            735
    Amortization of premium on mortgage loans purchased                    597              -
    Loan fees deferred                                                  54,012         99,319
    Amortization of deferred loan fees                                 (50,648)       (51,630)
    Non-cash compensation under Stock-Based Benefit Plans               37,618         22,335
    Increase in accrued interest on loans                               (7,305)       (14,453)
    (Increase) decrease in accrued interest on investments             (46,492)         5,984
    Increase in accrued interest on mortgage backed securities          (2,517)          (876)
    Provision for depreciation                                          46,165         28,640
    Increase in deferred income taxes                                  (28,922)       (31,247)
    Increase in prepaid income taxes                                      (410)             -
    (Increase) decrease in prepaid expenses and
    other assets                                                        (2,923)        26,581
    (Decrease) increase in accrued interest payable                     (5,442)         1,139
    Decrease in income taxes payable                                    (7,212)       (44,515)
    Increase in other liabilities                                      173,147        131,563
                                                                  ------------   ------------
       Net cash provided by operating activities                     1,589,348        483,532

Cash Flows from Investing Activities
------------------------------------
  Proceeds from maturing certificates of deposit                       741,000        926,000
  Purchases of certificates of deposit                                (190,000)      (981,331)
  Purchases of securities available for sale                        (4,535,874)             -
  Purchase of securities held to maturity                                    -       (799,250)
  Purchases of mortgage backed securities held to maturity            (539,642)    (1,285,283)
  Purchases of mortgage backed securities available for sale        (2,371,480)             -
  Principal collected on mortgage backed securities                    859,362      1,116,961
  Longer term loans originated                                     (13,034,443)   (11,884,678)
  Loans purchased                                                     (877,919)      (302,882)
  Principal collected on longer term loans                           6,797,992      6,346,139
  Net (increase) decrease in short-term loans                          (44,150)        53,108
  Purchases of premises and equipment                                  (14,992)      (116,591)
  Purchase of Federal Home Loan Bank stock                            (172,100)       (46,500)
                                                                  ------------   ------------
       Net cash used by investing activities                       (13,382,246)    (6,974,307)

                            NORTHFIELD BANCORP, INC.
                            ------------------------
                                 AND SUBSIDIARY
                                 --------------
                              Baltimore, Maryland
                              -------------------

                    CONSOLIDATED STATEMENTS OF CASH FLOWS
                     ---------------------------------------



                                                         Years Ended December 31,
                                                        --------------------------
                                                            1999          1998
                                                            ----          ----

Cash Flows from Financing Activities
------------------------------------
  Net increase (decrease) in demand deposits,
   money market, passbook accounts and advance
   payments by borrowers for taxes and insurance        $  (266,251)   $1,588,186
  Net increase in certificates of deposit                   531,000     2,315,159
  Net increase in Federal Home Loan Bank advances         8,900,000             -
  Net proceeds from stock issuance                                -     4,420,044
  Common shares purchased under ESOP Plan                         -      (380,350)
  Common shares purchased under Rabbi Trust                       -      (134,650)
  Conversion costs paid subsequent to stock issuance        (66,035)            -
  Dividend payment                                          (87,919)            -
                                                        -----------    ----------
       Net cash provided by financing activities          9,010,795     7,808,389
                                                        -----------    ----------

Increase (decrease) in cash and cash equivalents         (2,782,103)    1,317,614
Cash and cash equivalents at beginning of year            4,062,056     2,744,442
                                                        -----------    ----------
Cash and cash equivalents at end of year                $ 1,279,953    $4,062,056
                                                        ===========    ==========

Reconciliation of cash and cash equivalents:
  Cash                                                  $   620,282    $  166,446
  Interest bearing accounts in other banks                1,038,521     4,833,876
                                                        -----------    ----------
                                                          1,658,803     5,000,322

    Less - Certificates of deposit maturing in
             90 days or more included in interest
             bearing accounts in other banks               (378,850)     (938,266)
                                                        -----------    ----------

Cash and cash equivalents                               $ 1,279,953    $4,062,056
                                                        ===========    ==========

Supplemental disclosures of cash flows information:
  Cash paid during year for:
    Interest                                            $ 1,880,930    $1,749,522
    Income taxes                                        $   278,000    $  272,000




The accompanying notes to consolidated financial statements are an integral part of these statements.

                            NORTHFIELD BANCORP, INC.
                            ------------------------
                                 AND SUBSIDIARY
                                 --------------
                              Baltimore, Maryland
                              -------------------

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   ------------------------------------------



Note 1 - Summary of Significant Accounting Policies
         ------------------------------------------

      Principles of Consolidation
      ---------------------------

          The consolidated financial statements include the accounts of Northfield Bancorp, Inc. ("the Company") and its wholly owned subsidiary, Northfield Federal Savings Bank ("the Bank"). All intercompany accounts and transactions have been eliminated in the accompanying consolidated financial statements.

      Business
      --------

          The Bank's primary business activity is the acceptance of deposits from the general public in its market area, predominantly the Baltimore metropolitan region, and using the proceeds for investments and loan originations. The Bank is subject to competition from other financial institutions. The Bank is subject to the regulations of certain federal agencies and undergoes periodic examinations by those regulatory authorities.

      Basis of Financial Statement Presentation
      -----------------------------------------

          The consolidated financial statements have been prepared in conformity with generally accepted accounting principles. In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the statement of financial condition and revenues and expenses for the period. Actual results could differ significantly from those estimates. Material estimates that are particularly susceptible to significant change in the near-term relate to the determination of the allowance for loan losses. See the discussion below of the determination of that estimate.

      Investments
      -----------

          Investments classified as available for sale are carried at fair value. Amortization of premiums and accretion of discounts are computed using the interest method over the life of the debt instrument. Gains and losses on available for sale securities are determined using the specific identification method.

NORTHFIELD BANCORP, INC.
------------------------
AND SUBSIDIARY
--------------
Baltimore, Maryland
-------------------

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
------------------------------------------


Note 1 - Summary of Significant Accounting Policies - Continued
         ------------------------------------------

       Mortgage Backed Securities
       --------------------------

          Mortgage backed securities classified as available for sale, including real estate mortgage conduits, ("REMICs"), are carried at fair value. Amortization of premiums and accretion of discounts are computed using the interest method. Gains and losses on available for sale securities are determined using the specific identification method. See Note 3 for discussion of prepayment risk and recoverability of mortgage backed securities.

          At December 31, 1999, mortgage backed securities classified as held to maturity are carried at amortized cost since management has the ability and intention to hold them to maturity. Amortization of premiums and accretion of discounts on purchases is computed using the interest method.

       Loans Receivable
       ----------------

          Loans receivable that management has the intent and ability to hold for the foreseeable future or until maturity or pay-off are reported at their outstanding principal balance adjusted for any charge-offs, the allowance for loan losses, and any deferred fees or costs on originated loans.

          Amortization of premiums and accretion of discounts on loan purchases is computed using the interest method.

          Loan origination fees and certain direct origination costs are capitalized and recognized as an adjustment of the yield of the related loan.

          An allowance for loan losses is provided through charges to income in an amount that management believes will be adequate to absorb losses on existing loans that may become uncollectible, based on evaluations of the collectibility of loans and prior loan loss experience. The evaluations take into consideration such factors as changes in the nature and volume of the loan portfolio, overall portfolio quality, review of specific problem loans, and current economic conditions that may affect the borrowers' ability to pay. Determining the amount of the allowance for loan losses requires the use of estimates and assumptions. Management believes the allowance for losses on loans

NORTHFIELD BANCORP, INC.
------------------------
AND SUBSIDIARY
--------------
Baltimore, Maryland
-------------------

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
------------------------------------------


Note 1 - Summary of Significant Accounting Policies - Continued
         ------------------------------------------

       Loans Receivable - Continued
       ----------------

       is adequate. While management uses available information to estimate losses on loans, future additions to the allowances may be necessary based on changes in economic conditions, particularly in the State of Maryland. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Bank's allowances for losses on loans. Such agencies may require the Bank to recognize additions to the allowances based on their judgments about information available to them at the time of their examination. Statement of Financial Accounting Standards ("SFAS") No. 114, as amended by SFAS No. 118 addresses the accounting by creditors for impairment of certain loans. It is generally applicable for all loans except large groups of smaller balance homogeneous loans that are collectively evaluated for impairment, including residential mortgage loans and consumer installment loans. It also applies to all loans that are restructured in a troubled debt restructuring involving a modification of terms. SFAS No. 114 requires that impaired loans be measured based on the present value of expected future cash flows discounted at the loan's effective interest rate, or at the loan's observable market price or the fair value of the collateral if the loan is collateral dependent. A loan is considered impaired when, based on current information and events, it is probable that a creditor will be unable to collect all amounts due according to the contractual terms of the loan agreement.

          Accrual of interest is discontinued on a loan when management believes, after considering economic and business conditions and collection efforts, that the borrower's financial condition is such that collection of interest is doubtful. When a payment is received on a loan on non-accrual status, the amount received is allocated to principal and interest in accordance with the contractual terms of the loan.

       Premises and Equipment
       ----------------------

          Land is carried at cost, premises and equipment are carried at cost less accumulated depreciation. Depreciation is computed on the straight-line method, based on the useful lives of the respective assets.

NORTHFIELD BANCORP, INC.
------------------------
AND SUBSIDIARY
--------------
Baltimore, Maryland
-------------------

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
------------------------------------------


Note 1 - Summary of Significant Accounting Policies - Continued
         ------------------------------------------

      Income Taxes
      ------------

          Deferred income taxes are recognized for temporary differences between the financial reporting basis and income tax basis of assets and liabilities based on enacted tax rates expected to be in effect when such amounts are realized or settled. Deferred tax assets are recognized only to the extent that it is more likely than not that such amounts will be realized based on consideration of available evidence. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

      Statement of Cash Flows
      -----------------------

          In the statement of cash flows, cash and equivalents include cash and interest bearing deposits in other banks with a maturity date of less than ninety days.

      Employee Stock Ownership Plan
      -----------------------------

          The Company accounts for its Employee Stock Ownership Plan ("ESOP") in accordance with Statement of Position 93-6 of the Accounting Standards Division of the American Institute of Certified Public Accountants (See
      Note 11).

      Cumulative Effect of Accounting Change
      --------------------------------------

          The Company implemented SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS No. 133") on January 1, 1999. In accordance with the Pronouncement's provisions, the Company reclassified approximately $1,071,000 of mortgage backed securities from held to maturity to trading. The Company's trading portfolio consisted of several relatively older and smaller balance loan pools, which had market values that exceeded carrying values. Management decided to sell the securities at the favorable market price and simultaneously reduce the administrative costs of the smaller pools. On January 11, 1999, the Company sold the entire trading investment that had a carrying value of $1,033,041 and realized a gain of $8,980 net of tax. Accordingly, the net realized gain of $8,980 is reflected on the consolidated statements of operations as the cumulative effect of an accounting change, net of taxes.

NORTHFIELD BANCORP, INC.
------------------------
AND SUBSIDIARY
--------------
Baltimore, Maryland
-------------------

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
------------------------------------------


Note 1 - Summary of Significant Accounting Policies - Continued
         ------------------------------------------

      Cumulative Effect of Accounting Change - Continued
      --------------------------------------------------

          In addition, the Company reclassified $1,053,760 of mortgage backed securities and $799,256 of investments from held to maturity to available for sale.

          On January 1, 1999, the amortized costs and fair values were as follows:

                                                   Gross       Gross
                                     Amortized   Unrealized  Unrealized
                                        Cost       Gains       Losses    Fair Value
                                     ----------  ----------  ----------  ----------

       Investments                   $  799,256      $    -      $5,029  $  794,227
       Mortgage backed securities     1,053,760       3,701           -   1,057,461
                                     ----------      ------      ------  ----------
                                     $1,853,016      $3,701      $5,029  $1,851,688
                                     ==========      ======      ======  ==========



          Accordingly, the net unrealized loss of $1,328 at the date of transfer is reflected on the consolidated statements of stockholders' equity as the cumulative effect of a change in accounting principle, net of taxes.

      Earnings Per Share
      ------------------

          Basic earnings per share data ("EPS") is computed by dividing net income by the weighted average number of common shares outstanding for the appropriate period. Unearned ESOP shares are not included in outstanding shares. Diluted EPS is computed by dividing net income by the weighted average shares outstanding as adjusted for the dilutive effect of unvested stock awards based on the "treasury stock" method.

          Earnings per share data is not presented for the year ended December 31, 1998, since the Bank converted to stock form in November, 1998, and such information would not be meaningful. Information relating to the calculations of net income per share of common stock, summarized for the twelve months ended December 31, 1999, is as follows:



                                                             December 31, 1999
                                                             -----------------

      Net income before other comprehensive income               $379,337
                                                                 ========
      Weighted Average Shares
         Outstanding basic EPS                                    427,664
      Dilutive Items
         Rabbi Trust shares                                        13,465
                                                                 --------
      Adjusted weighted average shares used for dilutive items    441,129
                                                                 ========

NORTHFIELD BANCORP, INC.
------------------------
AND SUBSIDIARY
--------------
Baltimore, Maryland
-------------------

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
------------------------------------------


Note 2 - Investments
         -----------

          The amortized cost at and fair values of other investments are as follows:


                                                    Gross        Gross
                                     Amortized    Unrealized   Unrealized
                                        Cost        Gains        Losses     Fair Value
                                     ----------   ----------   ----------   ----------
       Available for Sale
       ------------------
       December 31, 1999
       -----------------
       Federal Home Loan Mortgage
        Corporation bonds            $  748,519   $    -       $ 53,988     $  694,531
       Municipal bonds                  449,316        -         38,925        410,391
       Corporate bonds                4,137,946        -        369,318      3,768,628
                                     ----------   ----------   --------     ----------
                                     $5,335,781   $    -       $462,231     $4,873,550
                                     ==========   ==========   ========     ==========

       Held to Maturity
       ----------------
       December 31, 1998
       -----------------
       Federal Home Loan Mortgage
        Corporation bonds            $  250,000   $    -       $   -        $  250,000
       Municipal bonds                  299,256        -            888        298,368
       Corporate bonds                  250,000        -          4,141        245,859
                                     ----------   ----------   --------     ----------
                                     $  799,256   $    -       $  5,029     $  794,227
                                     ==========   ==========   ========     ==========


          On January 1, 1999, the Company implemented the provisions of SFAS No. 133 and reclassified the entire balance of investments from held to maturity to available for sale (See Note 1).

          No gains or losses were realized during the years ended December 31, 1999 and 1998.

          The scheduled maturities of other investments at December 31, 1999:

                                                  Carrying
                                                    Cost
                                                  --------
       Due after five years through ten years   $  369,125
       Due after ten years                       4,504,425
                                                ----------
                                                $4,873,550
                                                ==========

NORTHFIELD BANCORP, INC.
------------------------
AND SUBSIDIARY
--------------
Baltimore, Maryland
-------------------

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
------------------------------------------


Note 3 - Mortgage Backed Securities Available for Sale
         ---------------------------------------------

          Mortgage backed securities classified as available for sale at December 31, 1999 are as follows:

                                                      Gross       Gross
                                        Amortized   Unrealized  Unrealized
                                           Cost       Gains       Losses    Fair Value
                                        ----------  ----------  ----------  ----------

     GNMA participating certificates    $1,861,296  $     -        $31,313  $1,829,983
     FNMA participating certificates       737,961        -         16,667     721,294
                                        ----------  ----------     -------  ----------
                                        $2,599,257  $     -        $47,980  $2,551,277
                                        ==========  ==========     =======  ==========


          No gains or losses were realized during the years ended December 31, 1999 and 1998.

Note 4 - Mortgage Backed Securities Held to Maturity
         -------------------------------------------

          The amortized cost and fair value of mortgage backed securities held to maturity are as follows as of December 31, 1999 and 1998, respectively.

                                                       Gross       Gross
                                         Amortized   Unrealized  Unrealized
                                            Cost       Gains       Losses    Fair Value
                                         ----------  ----------  ----------  ----------
                                                      December 31, 1999
                                         ----------------------------------------------

     GNMA participating certificates     $  524,188  $     -       $54,866   $  469,322
                                         ==========  ==========    =======   ==========

                                                      December 31, 1998
                                         ----------------------------------------------
     GNMA participating certificates     $1,125,497     $37,469    $   -     $1,162,966
     FNMA participating certificates        534,884      12,123        -        547,007
     FHLMC participating certificates       462,209      12,896        -        475,105
                                         ----------  ----------    -------   ----------
                                         $2,122,590     $62,488    $   -     $2,185,078
                                         ==========  ==========    =======   ==========



          On January 1, 1999, the Company implemented the provisions of SFAS No. 133 and reclassified $1,053,760 and $1,033,041 of the mortgage backed securities portfolio to available for sale and trading, respectively. (See Note 1)

NORTHFIELD BANCORP, INC.
------------------------
AND SUBSIDIARY
--------------
Baltimore, Maryland
-------------------

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
------------------------------------------


Note 5 - Loans Receivable
         ----------------

          Loans receivable at December 31, 1999 and 1998 consist of the following:


                                                           1999        1998
                                                           ----        ----

     One to four family residential mortgage loans    $39,464,486   $31,332,202
     Land                                                 172,698       123,442
     Construction loans                                 2,207,784     3,663,490
     Commercial real estate loans                       1,960,896     2,477,792
     Commercial loan collateralized by lease
      finance receivables                                 698,107       643,217
     Home equity line of credit loans                     134,281       124,849
     Loans secured by deposits                            108,044        73,326
     Premiums                                              14,614          -
                                                      -----------   -----------
                                                       44,760,910    38,438,318

     Less
     ----
      Undisbursed portion of loans in process          (1,402,261)   (2,223,105)
      Deferred loan origination fees                     (319,486)     (316,122)
      Allowance for losses on loans                      (182,951)     (197,435)
                                                      -----------   -----------
                                                       (1,904,698)   (2,736,662)
                                                      -----------   -----------
                                                      $42,856,212   $35,701,656
                                                      ===========   ===========



          Residential lending is generally considered to involve less risk than other forms of lending, although payment experience on these loans is dependent to some extent on economic and market conditions in the Bank's lending area. Commercial and construction loan repayments are generally dependent on the operations of the related properties or the financial condition of its borrower or guarantor. Accordingly, repayment of such loans can be more susceptible to adverse conditions in the real estate market and the regional economy.

          A substantial portion of the Bank's loans receivable are mortgage loans secured by residential and commercial real estate properties located in the State of Maryland. Loans are extended only after evaluation by management of customers' creditworthiness and other relevant factors on a case-by-case basis. The Bank generally does not lend more than 90% of the appraised value of a property and requires private mortgage insurance on residential mortgages with loan-to-value ratios in excess of 80%. In addition, the Bank generally obtains personal guarantees of repayment from borrowers and/or others for construction, commercial and multifamily residential loans and disburses the proceeds of construction and similar loans only as work progresses on the related projects.

NORTHFIELD BANCORP, INC.
------------------------
AND SUBSIDIARY
--------------
Baltimore, Maryland
-------------------

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
------------------------------------------


Note 5 - Loans Receivable - Continued
         ----------------

          The commercial loan collateralized by lease finance receivables represents a loan to a leasing company collateralized by leases receivable to individuals and businesses secured by personal property and is primarily dependent upon the financial condition of the borrower and lessors for repayment.

          The following is a summary of the allowance for loan losses for the years ended December 31:





     Balance at December 31, 1997                 $215,500
     Provision for losses on loans                    -
     Charge-offs                                   (18,065)
                                                  --------
     Balance at December 31, 1998                  197,435
     Provision for losses on loans                    -
     Charge-offs                                   (14,484)
                                                  --------
     Balance at December 31, 1999                 $182,951
                                                  ========



          A loan is considered impaired when it is probable that the Bank will be unable to collect all amounts due according to the contractual terms of the loan agreement. The Bank did not have any impaired loans at December 31, 1999 and 1998.

          The Bank had no non-accrual loans that were not subject to SFAS No.
      114.


          The following table presents a summary of the activity with respect to loans to directors and officers for the years ended December 31, 1999 and 1998, respectively.


                                                   1999        1998
                                                ----------  ----------

     Balance outstanding - beginning of year    $ 505,596   $ 728,439
     New loans                                    148,000      18,546
     Principal repayments                        (152,043)   (241,389)
                                                ---------   ---------
     Balance outstanding - end of year          $ 501,553   $ 505,596
                                                =========   =========

NORTHFIELD BANCORP, INC.
------------------------
AND SUBSIDIARY
--------------
Baltimore, Maryland
-------------------

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
------------------------------------------


Note 5 - Loans Receivable - Continued
         ----------------

          The Bank is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financial needs of its customers. Mortgage loan commitments, exclusive of loans in process not reflected in the accompanying statements at December 31, 1999, approximate $1,238,800. These commitments are for mortgage loans with fixed rates between 7.25% and 8.5% at December 31, 1999. At December 31, 1999, the Bank did not have any non-recourse leasing loan commitments.

          The credit risk involved in these financial instruments is essentially the same as that involved in extending loan facilities to customers. No amount has been recognized in the statement of financial condition at December 31, 1999, as a liability for credit loss.

          Mortgage loans serviced for others are not included in the accompanying consolidated statements of financial condition. The unpaid principal balances of these loans at December 31, 1999 and 1998, respectively, were $790,345 and $826,514.

          Custodial escrow balances maintained in connection with the foregoing loan servicing were approximately $22,000 and $18,000 at December 31, 1999 and 1998, respectively.

Note 6 - Premises and Equipment
         ----------------------

          Premises and equipment at December 31, 1999 and 1998 are as follows:

                                             1999        1998     Useful Lives
                                          ----------  ----------  -------------

     Land                                 $  15,000   $  15,000     -
     Office building and improvements       107,347     109,297   5 to 35 years
     Furniture, fixtures and equipment      259,783     285,547   5 to 15 years
                                          ---------   ---------
                                            382,130     409,844
      Less - accumulated depreciation      (284,977)   (281,519)
                                          ---------   ---------
                                          $  97,153   $ 128,325
                                          =========   =========


NORTHFIELD BANCORP, INC.
-------------------------
 AND SUBSIDIARY
---------------
Baltimore, Maryland
-------------------

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
------------------------------------------


Note 6 - Premises and Equipment - Continued
         ----------------------

          The Bank has entered into long-term lease agreements for the premises of its main and administrative offices. Rental expense under the agreements for the properties for the years ended December 31, 1999 and 1998 were $57,303 and $48,835, respectively. At December 31, 1999, the minimum rental commitments under noncancellable operating leases are as follows:



     Year Ended December 31,
     -----------------------

         2000                  $ 57,695
         2001                    48,962
         2002                    42,000
         2003                    28,000
                               --------
                               $176,657
                               ========



Note 7 - Investment in Federal Home Loan Bank of Atlanta Stock
         -----------------------------------------------------

          The Bank is required to maintain an investment in the stock of the Federal Home Loan Bank of Atlanta ("FHLB") in an amount equal to at least 1% of the unpaid principal balances of the Bank's residential mortgage loans or 1/20 of its outstanding advances from the FHLB, whichever is greater. Purchases and sales of stock are made directly with the FHLB at par value.

Note 8 - Deposit Accounts
         ----------------

          Deposit accounts at December 31, 1999 and 1998 consist of the following:

                                                    1999                  1998
                                            --------------------  --------------------
                                              Amount        %       Amount        %
                                            -----------  -------  -----------  -------
       Demand and NOW accounts including
        non-interest bearing deposits of
        $570,560 in 1999 and $715,785
        in 1998                             $ 2,710,885    7.41%  $ 2,894,912    7.95%
       Money markets                          8,191,133   22.38     8,199,757   22.51
       Passbook savings                       2,736,225    7.47     2,901,060    7.96
       Certificates of deposit               22,954,581   62.71    22,423,581   61.54
                                            -----------  ------   -----------  ------
                                             36,592,824   99.97    36,419,310   99.96
       Accrued interest on deposits              10,034     .03        15,476     .04
                                            -----------  ------   -----------  ------
                                            $36,602,858  100.00%  $36,434,786  100.00%
                                            ===========  ======   ===========  ======

NORTHFIELD BANCORP, INC.
------------------------
AND SUBSIDIARY
--------------
Baltimore, Maryland
-------------------

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
------------------------------------------


Note 8 - Deposit Accounts - Continued
         ----------------


          Certificates of deposit mature as follows at December 31:



              2000                                    $12,852,856
              2001                                      4,515,131
              2002                                      2,959,889
              2003                                        938,500
              2004                                      1,204,817
              2005 & Thereafter                           483,388
                                                      -----------
              Total                                   $22,954,581
                                                      ===========



          Interest expense on deposits is summarized as follows for the years ended December 31:

                                                           1999         1998
                                                     ----------  -----------

     NOW accounts                                    $   41,841  $    57,696
     Money markets                                      272,789      322,038
     Savings                                             76,571       93,461
     Certificates of deposit                          1,308,040    1,275,630
                                                     ----------  -----------
                                                     $1,699,241  $ 1,748,825
                                                     ==========  ===========



          The Bank had deposits of $100,000 or more of approximately $5,351,995 and $3,451,755 at December 31, 1999 and 1998, respectively.

          Deposit Insurance Reform. Currently, there are two deposit insurance funds maintained by the Federal Deposit Insurance Corporation ("FDIC"), the Bank Insurance Fund ("BIF") and the Savings Association Insurance Fund ("SAIF"). The Bank's deposits are insured by SAIF.

Note 9 - Borrowings
         ----------

          Federal Home Loan Bank advances at December 31, 1999 consist of short-term fixed and adjustable rate advances bearing interest at 4.55% to 6.26% per annum and a long-term fixed rate advance bearing interest at 5.26% per annum.

NORTHFIELD BANCORP, INC.
------------------------
 AND SUBSIDIARY
 --------------
Baltimore, Maryland
-------------------

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
------------------------------------------


Note 9 - Borrowings - Continued
         ----------

             The Bank's stock in Federal Home Loan Bank of Atlanta is pledged as security for the loan and under a blanket floating lien security agreement with the Federal Home Loan Bank of Atlanta, the Bank is required to maintain as collateral for its advances, qualified home mortgage loans in an amount equal to 175% of the advances.

             Aggregate maturities required on Federal Home Loan Bank advances at December 31, 1999 are as follows:

         December 31, 2000                          $5,900,000
         December 31, 2009                           3,000,000
                                                     ---------
                                                    $8,900,000
                                                     =========

             Unused advances on the short-term borrowings above totalled $5,840,000 at December 31, 1999.

Note 10- Employee Benefit Plan
         ---------------------

             The Bank has a 401(k) Plan which required until March 31, 1998, under certain conditions, a contribution of up to 5% of eligible employees' total compensation. The total expense related to this Plan for the years ended December 31, 1999 and 1998 was $2,600 and $5,126, respectively.

Note 11- Common Stock and Stock Benefit Plans
         ------------------------------------

             On November 12, 1998, the Bank converted from a federally chartered mutual savings bank to a federally chartered stock savings bank. Simultaneously, the Bank consummated the formation of a new holding company, Northfield Bancorp, Inc., of which the Bank is a wholly owned subsidiary. In connection with the conversion, the Company issued 475,442 shares of its common stock, par value $.01 per share (the "Common Stock") for gross proceeds of $4,754,420 and net proceeds of $4,420,044, of which $2,210,022 was contributed to the Bank in exchange for all of its outstanding common stock.

NORTHFIELD BANCORP, INC.
------------------------
 AND SUBSIDIARY
 --------------
Baltimore, Maryland
-------------------

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
------------------------------------------


Note 11- Common Stock and Stock Benefit Plans - Continued
         ------------------------------------

             At the time of the Conversion, the Bank established a liquidation account in the amount of $3,086,506, an amount equal to the Bank's retained earnings as of June 30, 1998. The liquidation account is maintained for the benefit of eligible savings account holders who maintained their savings accounts in the Bank after the Conversion. In the event of a complete liquidation (and only in such event), each eligible savings account holder would be entitled to receive a liquidation distribution from the liquidation account in an amount equal to the account holder's then interest in the liquidation account before any liquidation distribution may be made with respect to capital stock.

             The Company has no significant source of income other than dividends from the Bank. As a result, the Company's dividends will depend primarily upon receipt of dividends from the Bank.

             OTS regulations limit the payment of dividends and other capital distributions by the Bank. The Bank is able to pay dividends during a calendar year without regulatory approval to the extent of the greater of (i) an amount which will reduce by one-half its surplus capital ratio at the beginning of the year plus all its net income determined on the basis of generally accepted accounting principles for that calendar year, or (ii) 75% of net income for the last four calendar quarters.

             The Bank is restricted in paying dividends on its stock to the greater of the restrictions described in the preceding paragraph, or an amount that would reduce its retained earnings below its regulatory capital requirement, the accumulated bad debt deduction, or the liquidation account described above.

             At the time of conversion, the Bank established an Employee Stock Ownership Plan ("ESOP"), and acquired 38,035 shares of the common stock. The ESOP borrowed funds used to acquire the shares from the Company with a direct loan from the Company requiring annual payments of $29,258.

             The ESOP holds the common stock in a Trust for allocation among participating employees.

             All employees of the Bank who have completed one year of service and attained the age of 21 are eligible to participate. Participants will become 100% vested in their accounts after five years of service, commencing after January 1, 1998, or earlier upon death, disability or retirement.

NORTHFIELD BANCORP, INC.
------------------------
 AND SUBSIDIARY
 --------------
Baltimore, Maryland
-------------------

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
------------------------------------------


Note 11- Common Stock and Stock Benefit Plans - Continued
         ------------------------------------

             The ESOP is funded by contributions made by the Bank in cash or common stock and dividends on the shares held in the Trust. The Bank recognizes compensation expense as shares are committed for release from collateral at their current market price. Dividends on allocated shares are recorded as a reduction of retained earnings and dividends on unallocated shares are recorded as a reduction of debt. Compensation cost for the year ended December 31, 1999 was $42,380.

             The ESOP shares as of December 31, 1999 were as follows:

         Allocated shares                          5,806
         Shares earned, but unallocated               --
         Unearned shares                          32,229

             The fair value of the unearned shares was $382,719 at December 31, 1999.

             During the year ended December 31, 1997, the Bank entered into a non-qualified Deferred Compensation ("Rabbi Trust") agreement with all of its current directors. The Bank recognized compensation expense, under this agreement, during the years ended December 31, 1999 and 1998 of $107,747 and $69,150, respectively. Liability under this Agreement is being accrued by charges to operating expense during the term of employment. On November 12, 1998, the Trustees of the Deferred Compensation Plan acquired 13,465 shares of the Company's common stock.

Note 12- Retained Earnings
         -----------------

             The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

NORTHFIELD BANCORP, INC.
------------------------
 AND SUBSIDIARY
 --------------
Baltimore, Maryland
-------------------

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
------------------------------------------


Note 12- Retained Earnings - Continued
         -----------------

             Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier I capital (as defined) to average assets (as defined). Management believes, as of December 31, 1999, that the Bank meets all capital adequacy requirements to which it is subject.

             As of December 31, 1999, the most recent notification from the Office of Thrift Supervision has categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized the Bank must maintain minimum total risk-based, Tier I risk-based and Tier I leverage ratios as set forth in the table. There have been no conditions or events since that notification that management believes have changed the Bank's category.

             The following table presents the Bank's capital position based on the financial statements.

                                                                                To Be Well
                                                                             Capitalized Under
                                                         For Capital         Prompt Corrective
                                    Actual            Adequacy Purposes      Action Provisions
                            ---------------------    -------------------    --------------------
                              Amount          %        Amount        %        Amount         %
                            ----------      -----    ----------    -----    ----------     -----
      December 31, 1999
      ------------------
      Tangible (1)          $5,300,053       9.8%    $  808,432     1.5%    $      N/A      N/A%
      Tier I capital (2)     5,300,053      18.6%           N/A     N/A%     1,713,180      6.0%
      Core (1)               5,300,053       9.8%     2,155,818     4.0%     2,694,773      5.0%
      Risk-weighted (2)      5,483,004      19.2%     2,284,240     8.0%     2,855,300     10.0%

      December 31, 1998
      -----------------
      Tangible (1)          $4,918,487      11.0%    $  670,342     1.5%    $      N/A      N/A%
      Tier I capital (2)     4,918,487      22.2%           N/A     N/A%     1,330,440      6.0%
      Core (1)               4,918,487      11.0%     1,340,684     3.0%     2,234,473      5.0%
      Risk-weighted (2)      5,115,922      23.1%     1,773,920     8.0%     2,217,400     10.0%


       (1)  To adjusted total assets
       (2)  To risk-weighted assets.

NORTHFIELD BANCORP, INC.
------------------------
 AND SUBSIDIARY
 --------------
Baltimore, Maryland
-------------------

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
------------------------------------------

Note 13- Income Taxes
         ------------

             The income tax provision consists of the following for the years ended December 31:

                                       1999       1998
                                       ----       ----
       Current expense               $269,317   $227,485
       Deferred expense (benefit)     (28,922)   (31,247)
                                     ---------  ---------
          Total tax expense          $240,395   $196,238
                                     =========  =========


             Of the $240,395 income tax provision in 1999, $5,956 is the tax effect of the expense recorded because of the cumulative change in accounting principle for the adoption of SFAS No. 133 (See Note 1).

             The income tax provision is reconciled to the amount computed to the statutory federal income tax rate as follows for December 31:

                                                   1999              1998
                                             ----------------  ----------------
                                              Amount    Rate    Amount    Rate
                                             --------  ------  --------  ------
Statutory federal income tax rate            $210,709  34.00%  $171,028  34.00%
State tax net of federal income tax benefit    29,189   4.71     23,743   4.72
Other                                             497    .01      1,467    .29
                                             --------  ------  --------  ------
                                             $240,395  38.72%  $196,238  39.01%
                                             ========  ======  ========  ======


             The tax effects of temporary differences between financial reporting basis and income tax basis of assets and liabilities are as follows at December 31:

                                                             1999        1998
                                                             ----        ----
       Deferred Tax Assets:
          Deferred loan origination fees                  $       -   $  12,787
          Deferred compensation                             117,696      73,695
          Unrealized loss on investment securities          232,420      32,160
          Allowance for loan losses                          70,656      76,249
                                                          ---------   ---------
                                                            420,772     194,891

       Deferred Tax Liabilities:
          Federal Home Loan Bank of Atlanta stock
           dividend                                         (32,595)    (32,595)
          Depreciation                                       (2,650)     (2,650)
          Excess of tax bad debt reserve over base year     (26,377)    (39,567)
          Conversion from accrual to cash method
           of accounting                                    (72,442)    (62,553)
                                                          ---------   ---------
                                                           (134,064)   (137,365)
                                                          ---------   ---------
       Net deferred tax assets                            $ 286,708   $  57,526
                                                          =========   =========

NORTHFIELD BANCORP, INC.
------------------------
 AND SUBSIDIARY
 --------------
Baltimore, Maryland
-------------------

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
------------------------------------------


Note 13- Income Taxes - Continued
         ------------

             The Bank was allowed a special bad debt deduction limited generally to 8% of otherwise taxable income for the year beginning December 1, 1987 through December 31, 1995. Beginning January 1, 1996 the percentage of taxable income method of computing the Bank's tax bad debt deduction is no longer allowed and the amount by which the tax reserve for bad debts exceeds such amount at December 31, 1987 must be recaptured over a six year period. A tax liability has been established for the recapture. If the amounts which qualified as deductions for federal income tax purposes prior to December 31, 1987 are later used for purposes other than to absorb loan losses, including distributions in liquidations, they will be subject to federal income tax at the then current corporate rate. Retained earnings at December 31, 1999 and 1998 include $577,687, for which no provision for federal income tax has been provided. The unrecorded deferred income tax liability on the above amount was approximately $223,875.

Note 14- Disclosures About Fair Value of Financial Instruments
         -----------------------------------------------------

             The estimated fair values of the Bank's financial instruments are summarized below. The fair values of a significant portion of these financial instruments are estimates derived using present value techniques prescribed by the FASB and may not be indicative of the net realizable or liquidation values. Also, the calculation of estimated fair values is based on market conditions at a specific point in time and may not reflect current or future fair values.

             The carrying amount is a reasonable estimate of fair value for interest bearing deposits in other banks due to the short-term nature of that investment. Fair value is based upon net asset values for investment securities. Bid prices published in financial newspapers for mortgage backed securities were used to estimate fair value for these investments. The carrying amount of Federal Home Loan Bank of Atlanta stock is a reasonable estimate of fair value. Loans receivable were discounted using a single discount rate, comparing the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities, except for adjustable rate mortgages which were considered to be at market rates. These rates were used for each aggregated category of loans as reported on the Office of Thrift Supervision Quarterly Report. The fair value of demand deposits, savings accounts and money market deposits is the amount payable on demand at the reporting date. The fair value of fixed-maturity certificates of deposit is estimated using the rates currently offered on deposits of similar remaining maturities.

NORTHFIELD BANCORP, INC.
------------------------
 AND SUBSIDIARY
 --------------
Baltimore, Maryland
-------------------

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
------------------------------------------


Note 14- Disclosures About Fair Value of Financial Instruments - Continued
         -----------------------------------------------------

                                                          December 31, 1999
                                                         --------------------
                                                         Carrying   Estimated
                                                          Amount   Fair Value
                                                         --------  ----------
                                                        (Amounts in Thousands)
   Financial Assets
   ----------------
      Interest bearing deposits
       in other banks                                    $ 1,039      $ 1,039
      Investments                                          4,874        4,874
      Mortgage backed securities available for sale        2,551        2,551
      Mortgage backed securities held to maturity            524          469
      Loans receivable                                    42,856       40,137
      Federal Home Loan Bank of Atlanta stock                445          445

   Financial Liabilities
   ---------------------
      Savings                                            $ 2,736      $ 2,736
      NOW and money market deposit accounts               10,902       10,902
      Certificates of deposit                             22,955       22,980
      Advance payment by borrowers for expenses              554          554
      Borrowings                                           8,900        8,603